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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

   ----------------------------------------------------------------------

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 1, 1994


                     GRENADA SUNBURST SYSTEM CORPORATION

           (Exact name of registrant as specified in its charter)


    Delaware                   0-15003                 64-0723929
(State or other            (Commission File          (I.R.S. Employer
 jurisdiction of               Number)                Identification
 organization)                                        Number)


        2000 Gateway
      Grenada, Mississippi                         38902-0947
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (601) 226-1100



                                                            Page 1 of 8 pages
                                             Exhibit Index appears at page 7.
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Item 5.    Other Events.

             Grenada  Sunburst  System Corporation,  a  Delaware  corporation
("GSSC"), executed an Agreement and Plan of Reorganization (the "Reorganization Agreement") dated July 1, 1994 with Union Planters Corporation, a Tennessee corporation ("UPC"), whereby UPC will acquire GSSC through the merger of GSSC Acquisition Corporation, Inc., a wholly owned subsidiary of UPC ("GSSCAC"), with and into GSSC (the "Merger"). GSSC and UPC, bank holding companies registered under the Bank Holding Company Act of 1956, as amended, had total assets of approximately $2.5 billion and $6.7 billion, respectively, as of June 30, 1994 and operate subsidiary banks located in Mississippi and Louisiana and Tennessee, Arkansas, Kentucky,
Mississippi and Alabama, respectively. GSSCAC was formed solely to effectuate the Merger.

             The Reorganization Agreement provides that the consummation of the Merger is subject to the satisfaction or waiver, if applicable, of certain conditions precedent, including (i) the requisite approval of the Reorganization Agreement and the Plan of Merger (to be executed by UPC, GSSC and GSSCAC) by the stockholders of GSSC (the "GSSC Stockholders") and the shareholders of UPC (the "UPC Shareholders"), (ii) the requisite approval of the Board of Governors of the Federal Reserve System, the Mississippi
Department of Banking and Consumer Finance and any other required banking authorities, (iii) the written opinion of counsel with respect to the tax-free nature of the Merger to holders of GSSC Common Stock, (iv) the receipt by each of GSSC and UPC of a written fairness opinion from their respective independent financial advisor, (v) all material consents or approvals of governmental agencies or bodies required in connection with the Merger. Any of the conditions to the Merger, other than the requirements of approval by
(i) the GSSC Stockholders, (ii) the UPC Shareholders and (iii) the regulatory authorities, may be waived by the parties. The consummation of the Merger will occur after the satisfaction or waiver of all of the conditions precedent to the Merger and the Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware (the "Effective Time").

             At the Effective Time, the outstanding shares of GSSC Common Stock held by the GSSC Stockholders immediately prior to the Effective Time will automatically be converted into the right to receive whole shares of UPC Common Stock and a cash payment in settlement of any remaining fractional share of UPC Common Stock. The number of shares of UPC Common Stock to be exchanged for each share of GSSC Common Stock issued and outstanding immediately prior to the Effective Time will be based on an exchange ratio (the "Exchange Ratio") as determined and set forth below. The Exchange Ratio will be determined as follows:

                (A) In the event the Current Market Price Per Share of UPC Common Stock (as hereinafter defined) should be greater than or equal  to  $24.00 per share of UPC Common Stock but  less  than  or equal to $29.25 per share of UPC Common Stock (the "Primary Collar"), the Exchange Ratio would be fixed at 1.4206 shares of UPC Common Stock for each share of GSSC Common Stock issued and outstanding at the Effective Time;
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                (B)   In the event the Current Market Price Per Share of  UPC
          Common Stock should be greater than $29.25 per share of UPC Common Stock but less than or equal to $31.25 per share of UPC Common Stock (the "Upper Secondary Collar"), the Exchange Ratio would be based on (a) a fixed price of $41.55 per share of GSSC Common Stock divided by (b) the Current Market Price Per Share of UPC Common Stock for each share of GSSC Common Stock validly issued and outstanding at the Effective Time;

                (C) In the event the Current Market Price Per Share of UPC Common Stock should be greater than $31.25 per share of UPC Common Stock (the "Ceiling"), the Exchange Ratio would be fixed at 1.3296 shares of UPC Common Stock for each share or GSSC Common Stock; provided, however, UPC would have the right to either deliver shares of UPC Common Stock based on the fixed Exchange Ratio of
          1.3296 or to terminate the transaction; provided, however, should UPC elect to terminate the transaction under this provision, GSSC would have the unilateral right to reinstate the transaction by accepting in exchange for each share of GSSC Common Stock issued and outstanding at the Effective Time that number of shares of UPC Common Stock at the Current Market Price Per Share sufficient to equal $41.55 per share of GSSC Common Stock;

                (D) In the event the Current Market Price Per Share of UPC Common Stock should be greater than or equal to $22.00 per share of UPC Common Stock but less than $24.00 per share of UPC Common Stock (the "Lower Secondary Collar"), the Exchange Ratio would be based on (a) a fixed price of $34.09 per share of GSSC Common Stock divided by (b) the Current Market Price Per Share of UPC Common Stock for each share of GSSC Common Stock validly issued and outstanding at the Effective Time; and

                (E) In the event the Current Market Price Per Share of UPC Common Stock should be less than $22.00 per share of UPC Common Stock (the "Floor"), the Exchange Ratio would be fixed at 1.5495 shares of UPC Common Stock for each share of GSSC Common Stock; provided, however, subject to the terms and conditions of the Reorganization Agreement, GSSC will have the right to either accept the fixed Exchange Ratio of 1.5495 or terminate the transaction in accordance with the terms and provisions of the Reorganization
          Agreement, provided, however, should GSSC elect to terminate the transaction under this provision and the Current Market Price Per Share of UPC Common Stock should be greater than or equal to $18.50, UPC would have the unilateral right to reinstate the transaction by delivering in exchange for each share of GSSC Common Stock issued and outstanding at the Effective Time shares of UPC Common Stock based on that number of shares of UPC Common Stock at the Current Market Price Per Share sufficient to equal $34.09 per share of GSSC Common Stock.

             The Reorganization Agreement may be terminated by either GSSC or UPC by July 31, 1994 if, based upon a due diligence review of the books, records and operations of the other party, they determine that such review does not support the party's preliminary expectations as to growth and earnings.
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             The  Reorganization Agreement may be terminated by GSSC  without penalty,  if GSSC's Board of Directors so determines by a majority  vote,  if
(a) the Current Market Price Per Share of UPC Common Stock should be less than $18.50; or (b) both of the following conditions are satisfied:

                (A) The Current Market Price Per Share of a share of UPC Common Stock shall be less than $22.00; and

                (B)(i) The number obtained by dividing the Current Market Price Per Share of UPC Common Stock by $26.75 (the closing price per share of UPC Common Stock, as reported on the New York Stock Exchange ("NYSE") Composite Transactions Tape reporting system on June 30, 1994), is less than (ii) the number obtained by dividing the average of the Index Price (as hereinafter defined) for the Pricing Period (as hereinafter defined) by the Index Price on June 30, 1994 (the last NYSE trading day immediately preceding the date of the first public announcement of entry by the parties into the Reorganization Agreement) and subtracting 0.10 from the quotient in this clause (ii); subject, however, to the following three sentences.

             In the event GSSC elects to exercise its termination right pursuant to the foregoing, it must give prompt written notice to UPC. Upon the proper receipt of such notice, UPC will (provided the Current Market Price Per Share of UPC Common Stock is greater than or equal to $18.50) have the option to increase the consideration to be received by the GSSC Stockholders in the Merger by adjusting the Exchange Ratio to equal the number (calculated to the nearest one one-hundredth) obtained by dividing
$34.09 (being the product of $22.00 and the Exchange Ratio) by the Current Market Price Per Share of UPC Common Stock (the "Maximum Exchange Ratio"). If UPC so elects, it must give prompt written notice to GSSC of such election and the adjusted Exchange Ratio, whereupon no termination will be deemed to have occurred, and the Reorganization Agreement will remain in full force and effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

             The Reorganization Agreement further provides that GSSC may terminate the Reorganization Agreement to enter into a letter of intent, agreement in principle or definitive agreement with any third party with respect to an acquisition proposal; provided, however, either GSSC or such third party must pay UPC the sum of $12,000,000 before executing any such agreement. The payment of $12,000,000 to UPC will be in full satisfaction of any claim or right that it might have under the Reorganization Agreement.

             The parties anticipate consummating the Merger on or before December 31, 1994.
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             For  purposes of the Reorganization Agreement and  the  Plan  of
Merger, the following terms have the meanings indicated:

                (A) "Current Market Price Per Share" means the average closing price per share of the "last" real time trades (i.e., closing price) of the UPC Common Stock on the NYSE (as published in The Wall Street Journal, Eastern Edition) for each of the twenty
          (20) NYSE general market trading days next preceding the receipt of all necessary regulatory approvals on which the NYSE was open for business (the "Pricing Period"). In the event the UPC Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date will be disregarded in computing the average closing price per share of UPC Common Stock and the average will be based upon the "last" real time trades and number of days on which the UPC Common Stock actually traded during the Pricing Period.

               (B) "Index Group" means AmSouth Bancorporation; BB&T Financial Corporation; BankSouth Corporation; Commerce Bancshares, Inc.; Compass Bancshares, Inc.; Chester Financial Corporation; Central Fidelity Banks, Inc.; First American Corporation; First Tennessee National Corporation; First Virginia Banks, Inc.; Mercantile Bancorporation Inc.; Mercantile Bancshares Corporation; Regions Financial Corporation; and Southern National Corporation. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced after June 30, 1994, such company will be removed from the Index Group.

                (C) "Index Price," on a given date, means the average of the closing prices on such date of the common stocks of the companies comprising the Index Group.

Item 7.    Exhibits

          99.1 Press Release dated July 1, 1994

                                  *   *   *
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                                 SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 11, 1994

                                GRENADA SUNBURST SYSTEM CORPORATION



                                By:/s/Daniel L. Holland
                                   -----------------------
                                  Daniel L. Holland, Chief Financial Officer
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                                EXHIBIT INDEX


Exhibit No.                Description                        Page No.


  99.1            Press Release dated July 1, 1994.               8

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